Exhibit 99.1

Ondas Holdings Completes Acquisition of Ardenna Assets

Positions Ondas and American Robotics to Offer Comprehensive Monitoring, Inspection and Data Analysis Solutions to the Rail Industry

WALTHAM, MA - April 6, 2022 - Ondas Holdings Inc. (Nasdaq: ONDS), a leading provider of private wireless data, drone and automated data solutions through its wholly-owned subsidiaries, Ondas Networks Inc. and American Robotics, Inc. (“American Robotics” or “AR”), today announced it has completed the previously announced acquisition of the assets of Ardenna, a leading provider of image processing and machine learning software solutions for rail infrastructure monitoring and inspections.

With this acquisition, American Robotics’ best-in-class automated drone platform will leverage Ardenna’s Rail-Inspector advanced analytics software to accelerate growth within the rail industry. As part of Ondas and American Robotics rail data solutions, Ardenna’s market leading rail track inspection analytics will be offered to rail customers by American Robotics as an automated data solution integrated with the Scout System™ or as a stand-alone data analytics service.

“We are pleased to close the Ardenna asset acquisition and bring Rail-inspector and Ardenna’s data science team into the fold,” said Reese Mozer, CEO and co-founder of American Robotics. “We look forward to providing critical inspection services to our rail customers which help them run train operations more efficiently and safely.”

To learn more about American Robotics, click here. To learn more about Ardenna, click here.

About Ondas Holdings Inc.

Ondas Holdings Inc. (“Ondas”) is a leading provider of private wireless data and drone solutions through its wholly owned subsidiaries Ondas Networks Inc. (“Ondas Networks”) and American Robotics, Inc. (“American Robotics” or “AR”). Ondas Networks is a developer of proprietary, software-based wireless broadband technology for large established and emerging industrial markets. Ondas Networks’ standards-based (802.16s), multi-patented, software-defined radio FullMAX platform enables Mission-Critical IoT (MC-IoT) applications by overcoming the bandwidth limitations of today’s legacy private licensed wireless networks. Ondas Networks’ customer end markets include railroads, utilities, oil and gas, transportation, aviation (including drone operators) and government entities whose demands span a wide range of mission critical applications. American Robotics designs, develops, and markets industrial drone solutions for rugged, real-world environments. AR’s Scout System™ is a highly automated, AI-powered drone system capable of continuous, remote operation and is marketed as a “drone-in-a-box” turnkey data solution service under a Robot-as-a-Service (RAAS) business model. The Scout System™ is the first drone system approved by the FAA for automated operation beyond-visual-line-of-sight (BVLOS) without a human operator on-site. Ondas Networks and American Robotics together provide users in rail, agriculture, utilities and critical infrastructure markets with improved connectivity and data collection capabilities.

For additional information on Ondas Networks and Ondas Holdings, visit www.ondas.com or follow Ondas Networks on Twitter and LinkedIn. For additional information on American Robotics, visit www.american-robotics.com or follow American Robotics on Twitter and LinkedIn.

Information on our websites and social media platforms is not incorporated by reference in this release or in any of our filings with the U.S. Securities and Exchange Commission.

About Ardenna

Ardenna Inc. is the leader in image processing and machine learning software that automatically generates results from industrial inspection imagery. Ardenna’s solution delivers objective and quantitative data, providing a comprehensive digital record of the infrastructure’s condition. Industrial companies benefit from both the rapid turn-around of inspection results and the monitoring of asset health over time enabling data-driven maintenance decisions that reduce costs and improve worker and operational safety. Ardenna Inc. is a wholly-owned subsidiary of Bihrle Applied Research Inc.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, among others, statements regarding the benefits of the acquisition. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

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Contacts

Media Contact for Ondas Holdings Inc.

Derek Reisfield, President and CFO
Ondas Holdings Inc.
888.350.9994 x1019
ir@ondas.com

Media Contact for American Robotics

Payton St. Lawrence

BIGfish Communications for American Robotics

americanrobotics@bigfishpr.com

617-713-3800

Investor Relations Contact

Cody Cree and Matt Glover

Gateway Group, Inc.

949-574-3860

ONDS@gatewayir.com